UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2008

CLEARTRONIC, INC.
(Exact name of registrant as specified in its charter)

         Florida                                  333-135585                          65-0958798

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

8000 North Federal Highway, Boca Raton, Florida                          37487

       (Address of principal executive offices)                                  (Zip Code)

Registrant's telephone number, including area code:

561-939-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

We have lowered the exercise price of all our outstanding warrants for the purchase of our common stock to $.03 per share through August 22, 2008. After that date, the exercise prices of any unexercised warrants will revert to the exercise prices specified in the warrants (the “reversion exercise prices”).

We presently have outstanding warrants for the purchase of 11,007,500 shares of our common stock. Of the foregoing, warrants for the purchase of 3,000,000 shares are held by Phantom Telecom, Co. which expire on December 31, 2008. The reversion exercise price of such warrants is $.33 per share. In addition, warrants for the purchase of 2,317,500 shares are held by Dominic and Sarina Albi which expire on various dates through December 31, 2011. The reversion exercise price of such warrants range from $.12 to $.275 per share.

We intend to use any proceeds we receive from the exercise of warrants in approximately equal amounts for working capital and repayment of a portion of our indebtedness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARTRONIC, INC.

Date: August 12, 2008

By: /s/ Larry Reid

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Larry Reid

Chef Executive Officer